Exhibit 4.8

AMERICANA PUBLISHING INC.

2000 STOCK PURCHASE AND OPTION PLAN

SECTION I

PURPOSE

         AMERICANA PUBLISHING, INC. (the “Company”), desires to afford certain of its key employees, officers, and consultants, who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and, thus, to create in such individuals a greater concern for the welfare of the Company and its subsidiaries. The Company, by means of this 2000 Stock Purchase and Option Plan, seeks to retain the services of persons now holding key positions or providing key services and to secure the services of persons capable of filling such positions. The Options offered herein are a matter of separate inducement and are not in lieu of any salary or other compensation otherwise agreed to and provided by the Company for the services of any key employee or consultant. The Options granted hereunder are intended to be either Incentive Stock Options or Non-Qualified Stock Options.

SECTION II

DEFINITIONS

         The terms, as used in this 2000 Plan, shall have the meanings provide below:

         (a)  Administrator. The Board of Directors of the Company, or a committee established by the Board, designated to administer the 2000 Plan, which shall consist of not less than two (2) Non-Employee Directors satisfying the requirements of Rule 16b-3.

         (b)  Affiliate. Any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest.

         (c)  Code. The Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (d)  Company. Americana Publishing Inc., a Colorado corporation.

         (e)  Eligible Person. Any employee, officer or consultant providing services to the Company or any Affiliate who the Administrator determines to be an Eligible Person. A director of the Company who is not also an employee of the Company or an Affiliate shall be an Eligible Person.

         (f)  Exchange Act. The Securities Exchange Act of 1934, as amended.

         (g)  Fair Market Value. The closing “bid” price of the Shares on the date in question as quoted on NASDAQ, or any successor national stock exchange on which the Shares are then traded; provided, however, that if on the date in question there is no public market for the Shares and they are neither quoted on NASDAQ nor traded on a national securities exchange, then the Administrator shall, in its sole discretion and best judgment, determine the Fair Market Value.

         (h)  Incentive Stock Option. An Option granted under the 2000 Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

         (i)  NASDAQ. The National Association of Securities Dealers Electronic Bulletin Board or Automated Quotation System.

         (j)  Non-Employee Directors. Directors, as such term is defined in Rule 16b-3(b)(3)(I) promulgated under the Exchange Act, that have the qualifications thereunder to satisfy the requirements of Rule 16b-3.

         (k)  Non-Qualified Stock Option. An Option granted under the 2000 Plan that is not intended nor meets the requirements of Section 422 of the Code or any successor provision.

         (l)  Option. An Incentive Stock Option or a Non-Qualified Stock Option.

         (m)  Option Agreement. Any written agreement, contract or document evidencing any Option granted under the 2000 Plan.

         (n)  Optionee. An Eligible Person granted an Option under the 2000 Plan.

         (o)  Participant. An Eligible Person designated to be granted an Option under the 2000 Plan.

         (p)  Person. Any individual, corporation, partnership, association, limited liability company, or trust.

         (q)  Rule 16b-3. The Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

         (r)  Shares. The shares of common stock, $.001 par value, of the Company.

         (s)  10% Shareholder. A Participant who owns Shares of the Company or shares of any subsidiary corporation or parent corporation of the Company possessing more than 10% of the Company or subsidiary corporation or parent corporation of the Company.

         (t)  2000 Plan. This 2000 Stock Purchase and Option Plan.

SECTION III

ADMINISTRATION

         The Administrator, subject to the express provisions contained herein and applicable law, shall administer this 2000 Plan with full power and authority to:

         (a)  designate Participants;

         (b)  determine the types of Options (e.g., whether Incentive Stock Options or Non-Qualified Stock Options) to be granted to each Participant under the 2000 Plan;

         (c)  determine the number of Shares to be covered by each Option;

         (d)  determine the terms and conditions of any Option Agreement;

         (e)  amend the terms and conditions of any Option Agreement and accelerate the exercisability of Options covered thereunder;

         (f)  determine whether, to what extent and under what circumstances Options may be exercised in cash, shares, cancellation of indebtedness of the Company owing to the Optionee, other securities, other property, or any combination thereof;

         (g)  determine whether, to what extent and under what circumstances Options shall be deferred either automatically or at the election of the holder thereof or the Administrator;

         (h)  interpret and administer the 2000 Plan and any instrument or Option Agreement relating to, or Option granted under the 2000 Plan;

         (i)  establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2000 Plan;

         (j)  make any other determination and take any other action that it deems necessary or desirable for the administration of the 2000 Plan;

         (k)  at least thirty (30) days before the regular annual meeting of the shareholders, the Administrator, if not the Board of Directors, shall submit a written report to the Board of Directors providing the following information:

                  (1) Names of Eligible Participants, to whom Options were granted during the preceding year;

                  (2) The number of shares covered by each Option;

                  (3) The applicable option price and terms for each such Eligible Participant.

         Unless otherwise expressly provided in the 2000 Plan, all designations, determinations, interpretations and other decisions under or with respect to the 2000 Plan or any Option shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Option granted under the 2000 Plan and any employee of the Company or any Affiliate.

SECTION IV

AVAILABLE SHARES SUBJECT TO OPTION

         The Shares underlying the Options granted pursuant to this 2000 Plan, are subject to the following provisions:

         (a)  Shares Available. The total number of Shares for which Options may be granted pursuant to the 2000 Plan shall be 5,000,000 Shares in the aggregate, subject to adjustments as provided in Section 4(c). If any Shares covered by an Option or to which an Option relates are not purchased or are forfeited, or if an Option otherwise expires, then the number of Shares counted against the aggregate number of Shares available under the 2000 Plan with respect to such Option, to the extent of any such forfeitures or terminations, shall again be available for Options under the 2000 Plan.

         (b)  Accounting for Shares Covered by an Option. For purposes of this Section 4, the number of Shares covered by an Option shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the 2000 Plan.

         (c)  Adjustments. In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), re-capitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar rights to purchase shares or other securities of the Company or other similar corporation transaction or event affects the Shares subject to Option grants under the 2000 Plan such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2000 Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

                  (1) the number of Shares which may thereafter be made the subject of Options;

                  (2) the number of Shares subject to outstanding Option awards; and

                  (3) the purchase or exercise price with respect to any Option, provided, however, that the number of Shares covered by an Option or to which such Option relates shall always be a whole number.

         (d)  Incentive Stock Options. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the 2000 Plan shall not exceed 100,000 Shares subject to adjustment as provided in the 2000 Plan and Section 422 or 424 of the Code or any successor provisions.

SECTION V

ELIGIBILITY

         Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Option and the terms of any Option, the Administrator may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Administrator, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and shall not be granted to an employee of an Affiliate unless such

Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION VI

OPTION AWARDS

         The Administrator is authorized to grant Options to Participants under any terms deemed advisable including the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the 2000 Plan as the Administrator shall determine:

         (a)  Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Administrator; provided, however, that for Qualified or Incentive Stock Options, such purchase price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant of such Option, provided further, any Option granted to a Participant who, at the time such Option is granted, is an officer or director of the Company, the purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option. In the case of an Incentive Stock Option granted to a Participant who, at the time such Option is granted, is deemed to be a 10% Shareholder, the purchase price for each Share shall be such amount as the Administrator in its best judgment shall determine to be not less than one hundred and ten percent (110%) of the Fair Market Value per Share at the date the Incentive Stock Option is granted. In determining stock ownership of a Participant for any purposes under the 2000 Plan, the rules of Section 424(d) of the Code shall be applied, and the Administrator may rely on representations of fact made to it by the Participant to be true.

         (b)  Option Term. The term of each Option shall be fixed by the Administrator which in any event shall not exceed a term of ten (10) years from the date of the grant, provided, however, that the term of any Incentive Stock Option granted to any 10% Shareholder shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option was granted.

         (c)  Maximum Grant of Incentive Stock Options. The aggregate Fair Market Value (determined on the date the Incentive Stock Option is granted) of Shares subject to an Incentive Stock Option (when first exercisable) granted to a Participant by the Administrator in any calendar year shall not exceed one hundred thousand dollars ($100,000.00).

         (d)  Time and Method of Exercise. Subject to the provisions of the 2000 Plan, the Administrator shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods which shall consist of cash, shares, cancellation of indebtedness of the Company owing to the Optionee, other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price may be made or deemed to have been made.

         (e)  Limits on Transfer of Options. No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, except by gift to family members which is not otherwise specifically proscribed by the Administrator in its discretion; provided, however, that, if so determined by the Administrator, a Participant may, in the manner established by the Administrator, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any Shares purchased with respect to any Option upon the death of the Participant. Each Option shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the

Participant’s guardian or legal representative. No Option or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any Affiliate.

         (f)  Restrictions and Securities Exchange Listing. All certificates for Shares delivered upon the exercise of Options shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the 2000 Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

         (g)  Termination of Employment or Consultancy. With respect to options previously granted to employees or consultants, termination of employment or consultancy shall be subject to the following provisions:

                  (1) Upon termination of the employment or consultancy, as the case may be, of any Participant, an Option previously granted to the Participant, unless otherwise specified herein or by the Administrator in the Option, shall, to the extent not theretofore exercised, terminate or become null and void, provided however:

                           (i) If the Participant shall die while in the employ of the Company or during the 12 month period immediately following termination, whichever is applicable, and at a time when the option by its terms was otherwise exercisable by the Participant, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than twelve (12) months from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares specified by the Administrator in such Option; and

                           (ii) If the employment or consultancy of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant’s retirement (at such age upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e) of the Code) or dismissal by the Company other than for cause (as defined below), and while such Participants entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option, at any time up to 12 months from the date of termination of the Optionee’s employment or consultancy by reason of retirement or dismissal other than for cause or disability, provided further, that if the Optionee dies within such twelve (12) month period, subclause (i) above shall apply.

                  (2) If a Participant voluntarily terminates his or her employment or consultancy, as the case may be, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Administrator in the Option, forthwith terminate with respect to any unexercised portion thereof.

                  (3) If an Option granted hereunder shall be exercised by the legal representative of a deceased or disabled Participant, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of death of any such person, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

                  (4) For all purposes of the 2000 Plan, the term “for cause” shall mean:

                           (i) With respect to a Participant who is a party to a written employment or consultancy agreement with the Company, as the case may be, which contains a “for cause” definition or “cause” (or words of like import) for purposes of termination of employment or consultancy thereunder by the Company, “for cause” or “cause” as defined in the most recent of such agreements; or

                           (ii) In all other cases, as determined by theAdministrator in its sole discretion, that one or more of the following has occurred:

                           (A) any failure by a Participant to substantially perform his or her employment or consultancy duties, as the case may be, which shall not have been corrected within thirty (30) days following written notice of such failure to perform;

                           (B) any engaging by such Participant in misconduct or, in the case of an officer Participant, any failure or refusal by such officer Participant to follow the directions of the Company’s Board of Directors or Chief Executive Officer of the Company which, in either case, is injurious to the Company or any Affiliate;

                           (C) any breach by a Participant of any obligation or specification contained in the instrument pursuant to which an Option is granted; or

                           (D) such Participant’s conviction or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in, or is determined by the Board of Directors or Administrator, as likely to result in economic or reputational injury to the Company or any of its Affiliates.

SECTION VII

AMENDMENTS, TERMINATION AND ADJUSTMENTS

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the 2000 Plan:

         (a)  Amendments to the 2000 Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the 2000 Plan; provided, however, that, notwithstanding any other provision of the 2000 Plan or any Option, without approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

                  (1) would cause Rule 16b-3 to become unavailable with respect to the 2000 Plan;

                  (2) would violate the rules or regulations of any national securities exchange on which the Shares of the Company are traded or the rules or regulations of the National Association of Securities Dealers, Inc. that are applicable to the Company; or

                  (3) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the 2000 Plan.

         (b)  Amendments to Option Grants. The Administrator may waive any conditions or rights of the Company under any outstanding Option grant, prospectively or retroactively. The Administrator may not amend, alter, suspend, discontinue or terminate any outstanding Option grant, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

         (c)  Correction of Defects, Omissions and Inconsistencies. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the 2000 Plan or any Option in the manner and to the extent it shall deem desirable to carry the 2000 Plan into affect.

SECTION VIII

INCOME TAX WITHHOLDING and TAX BONUSES

         The exercise of Options and issuance of the underlying Shares under this 2000 Plan, are subject to the following:

         (a)  Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise of any Option, the Administrator, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by:

                  (1) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of any Option with a Fair Market Value equal to the amount of such taxes or

                  (2) delivering to the Company Shares other than the shares issuable upon exercise of the applicable Option with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

         (b)  Tax Bonuses. The Administrator, in its discretion, shall have the authority, at the time of grant of any Option under this 2000 Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise, and shall have full authority in its discretion to determine the amount of any such tax bonus.

SECTION IX

EFFECTIVE DATE AND TERM

         The effective date and term of this 2000 Plan are as follows:

         (a)  Effective Date. The effective date of this 2000 Plan shall be July 1, 2000.

         (b)  Term of 2000 Plan. Unless the 2000 Plan shall have been discontinued or terminated as provided for in the provisions of this 2000 Plan, the 2000 Plan shall terminate on June 30, 2010. No Option shall be granted after the termination of the 2000 Plan. However, unless otherwise expressly provided in the 2000 Plan or in an applicable Option, any Option theretofore granted may extend beyond the termination of the 2000 Plan, and the authority of the Administrator provided for hereunder with respect to the 2000 Plan and any Option grants, and the authority of the Board of Directors of the Company to amend the 2000 Plan, shall extend beyond the termination of the 2000 Plan.

SECTION X

GENERAL PROVISIONS

         The general provisions applicable to this 2000 Plan are as follows:

         (a)  No Rights to Option Grants. No Eligible Person, Participant or other Person shall have any claim to be granted an Option under the 2000 Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Options granted under the 2000 Plan. The terms and conditions of Options need not be the same with respect to any Participant or with respect to different Participants.

         (b)  Option Agreements. No Participant will have rights under an Option granted to such Participant unless and until a written Option shall have been duly executed on behalf of the Company. Each Option shall set forth the terms and conditions of the Option as granted to a Participant consistent with the provisions of this 2000 Plan.

         (c)  Limit on Other Compensation Arrangements. Nothing contained in the 2000 Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         (d)  No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the 2000 Plan, unless otherwise expressly provided in the 2000 Plan or in any Option.

         (e)  Governing Law. The validity, construction and effect of the 2000 Plan or any Option granted hereunder, and any rules and regulations relating to the 2000 Plan or any Option granted hereunder, shall be determined in accordance with the laws of the State of Colorado except to the extent preempted by Federal law.

         (f)  Severability. If any provision of the 2000 Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the 2000 Plan or any Option under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the purpose or intent of the 2000

Plan or the Option, such provision shall be stricken as to such jurisdiction or Option, and the remainder of the 2000 Plan or any Option shall remain in full force and effect.

         (g)  Section Headings. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the 2000 Plan.

         IN WITNESS WHEREOF, this 2000 Plan has been duly amended and executed at Albuquerque, New Mexico on this ____ day of October 2000.

AMERICANA PUBLISHING, INC.

George Lovato, President

OPTION

         THE BOARD OF DIRECTORS of Americana Publishing Inc. (the “Company”), has authorized and approved the 2000 Stock Purchase and Option Plan (“2000 Plan”). This 2000 Plan provides for the grant of Options to employees including officers and directors and consultants of the Company. Unless otherwise provided herein all defined terms shall have the respective meanings ascribed to them under the 2000 Plan.

         1.     GRANT OF OPTION. Pursuant to authority granted to it under the 2000 Plan, the Administrator responsible for administering the 2000 Plan hereby grants to you, as an employee or consultant of the Company and as of ______________ , ______________ (“Grant Date”), the following Option ______________. Each Option permits you to purchase one share of the Company’s common stock, $.001 par value per share (“Shares”). It is agreed and determined by the Administrator that the Fair Market Value of the shares subject to the Option is $______________ per share.

         2.     CHARACTER OF OPTIONS. Pursuant to the 2000 Plan, Options granted herein may be Incentive Stock Options or Non-Qualified Stock Options, or both. To the extent permitted under the 2000 Plan and by law, such Options shall first be considered Incentive Stock Options.

3.	EXERCISE PRICE. The Exercise Price for each Option granted
herein shall be:
(a) $____________ for consultants or professionals;
(b) $____________ for employees;
(c) $____________ for Incentive Stock Option recipients except if such is granted to a 10$ stockholder, it shall be
$____________ .

         4.     PAYMENT OF EXERCISE PRICE. Options represented hereby may be exercised in whole or in part by delivering to the Company your payment of the Exercise Price of the Option so exercised in cash, Shares, cancellation of indebtedness of the Company owing to the Optionee, or in such form permitted under the 2000 Plan, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price of the relevant Option being exercised.

         5.     TERMS OF OPTIONS. The term of each Option granted herein shall be for a term of up to ____________(___) years from the Grant Date, provided, however, that the term of any Incentive Stock Option granted herein to an Optionee who is at the time of the grant, the owner of 10% or more of the outstanding Shares of the Company, shall not be exercisable after the expiration of five (5) years from the Grant Date.

         6.     LIMITS ON TRANSFER OF OPTIONS. The Option granted herein shall not be transferable by you otherwise than by will or by the laws of descent and distribution, except for gifts to family members subject to any specific limitation concerning such gift by the Administrator in its discretion; provided, however, that you may designate a beneficiary or beneficiaries to exercise your rights and receive any Shares purchased with respect to any Option upon your death. Each Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your legal representative. No Option herein granted or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

         7.     TERMINATION OF EMPLOYMENT OR CONSULTANCY. If your employment or consultancy is terminated with the Company, your Option and/or any unexercised portion, shall be subject to the provisions below:

                  (a) Upon the termination of your employment or consultancy with the Company, to the extent not theretofore exercised, your Option shall continue to be valid; provided, however, that:

                           (i) If the Participant shall die while in the employ of the Company or during the ___________ period, whichever is applicable, specified in clause (ii) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than ___________ (___) months from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares specified by the Administrator in such Option; and

                           (ii) If the employment or consultancy of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant’s retirement (at such age upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e) of the Code) or dismissal by the Company other than for cause (as defined below), and while such Participants entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option, at any time up to _____________ from the date of termination of the Optionee’s employment or consultancy by reason of retirement or dismissal other than for cause or disability, provided, that if the Optionee dies within such twelve (12) month period, subclause (i) above shall apply.

                  (b) If you voluntarily terminate your employment or consultancy, or are discharged for cause, any Options granted hereunder shall forthwith terminate with respect to any unexercised portion thereof.

                  (c) If any Options granted hereunder shall be exercised by your legal representative if you should die or become disabled, or by any person who acquired any Options granted hereunder by bequest or inheritance or by reason of death of any such person written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Options.

                  (d) For all purposes of the 2000 Plan, the term “for cause” shall mean “cause” as defined in the 2000 Plan or your employment or consultancy agreement with the Company.

         8.     RESTRICTION; SECURITIES EXCHANGE LISTING. All certificates for shares delivered upon the exercise of Options granted herein shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the 2000 Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

         9.     AMENDMENTS TO OPTIONS HEREIN GRANTED. The Options granted herein may not be amended without your consent.

         10.     WITHHOLDING TAXES. As provided in the 2000 Plan, the Company may withhold from sums due or to become due to you from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the disposition of the Shares acquired by exercise of the Options in a disqualifying disposition (within the meaning of Section 421(b) of the Code), or may require you to reimburse the Company in such amount.

AMERICANA PUBLISHING, INC.

(Printed Name)
(Title)

Date